Q4 Fiscal 2021 | Financial Results

Lee D. Rudow
President and CEO

Mark A. Doheny
Chief Financial Officer

TRANSCAT®
Trust in every measure

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," "plans," "aims" and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the impact of and the Company's response to the COVID-19 pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

This presentation includes some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided a discussion of these non-GAAP financial measures and reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

Q4 and Full Year 2021 Execution

Record Consolidated Results

Q4 revenue of $48.8 million up 6.6% in challenging operating environment

Gross margin expanded 230 bps in Q4 and 210 bps for full year

Exceeded expectations: generated $4.5M of operating income, up 20.6% in Q4; full year operating income reached record $11.1M

Generated $23.6 million of cash from operations in FY21, a record level and double the prior year

Service Segment

10.0% organic revenue growth in Q4; total revenue up 15.8%

Significant margin expansion: Q4 gross margin +500 bps to 33.9%
Q4 operating margin +470 bps to 15.1%

Achieved milestone: $100+ million in annual revenue and 30%+ gross margin

Distribution Segment

Reached highest level of sales since onset of the pandemic

Q4 sales up 3% sequentially; down 4.6% compared with Q4 FY20

Rental revenue up 11% to $1.4M in Q4

TRANSCAT Trust in every measure

Revenue

($ in millions)

Q4 Consolidated



$45.8
+7%
$48.8
Q4 2020
Q4 2021

Q4 Service Segment



$25.0
+16%
$29.0
Q4 2020
Q4 2021

Q4 Distribution Segment



$20.7
-5%
$19.8
Q4 2020
Q4 2021

Full Year Consolidated



$173.1
$173.3
Service
Distribution
$93.0
+9%
$101.3
$80.1
-10%
$72.1
FY 2020
FY 2021

Consolidated Q4 revenue of $48.8 million, up 6.6%

Q4 Service increased 15.8% with 10% organic growth

Q4 Distribution declined 4.5%, best quarterly performance of fiscal year 2021

Full year revenue up slightly from prior year; Service surpassed $100 million revenue milestone

All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.

Gross Profit and Margin

($ in millions)

Q4 Consolidated


$12.1
+16%
$14.0
26.3%
28.6%
Q4 2020
Q4 2021

Q4 Service Segment


$7.2
$9.8
28.9%
33.9%
Q4 2020
Q4 2021

Q4 Distribution Segment


$4.8
$4.2
23.2%
21.0%
Q4 2020
Q4 2021

Full Year Consolidated


Service
Distribution
$42.5
+9%
$46.1
$23.5
$19.0
GM%
25.3%
23.8%
$30.7
$15.4
GM%
30.3%
21.4%
FY 2020
FY 2021

Consolidated Q4 gross margin up 230 basis points

Q4 Service gross margin of 33.9% expanded 500 basis points on technician productivity, operating leverage and accretive acquisition margins

Q4 Distribution gross margin impacted by reduced co-op advertising and rebate programs

Full year Service gross margin at record 30.3%

All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.

Operating Income and Margin

($ in millions)

Q4 Consolidated



$3.7
+21%
$4.5
8.2%
9.3%
Q4 2020
Q4 2021

Q4 Service Segment



$2.6
$4.4
10.4%
15.1%
Q4 2020
Q4 2021

Q4 Distribution Segment



$1.1
$0.1
5.5%
0.7%
Q4 2020
Q4 2021

Full Year Consolidated



Service
Distribution
$10.9
+2%
$11.1
$5.7
$5.2
OM%
6.1%
6.6%
$10.4
$0.6
OM%
10.3%
0.9%
FY 2020
FY 2021

Q4 operating Income up 20.6% to $4.5 million

Q4 Service operating margin expanded 470 basis points to 15.1% and drove consolidated results

Q4 and full year Distribution impacted by lower volumes and reduced vendor rebate and co-op programs

Full year Service operating margin increased 420 basis points to 10.3%

All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.

Net Income & Diluted EPS

($ in millions, except EPS)


Quarterly
$2.5
+29%
$3.2
$0.33
$0.42
Q4 2020
Q4 2021


Full Year
$8.1
-3%
$7.8
$1.08
$1.03
FY 2020
FY 2021

Q4 net income up nearly 29% to $3.2 million; Diluted EPS 40.42 vs. $0.33 in prior year

Full year fiscal 2021 tax rate was 21.9% compared with 17.1%; prior year was aided by higher discrete income tax benefits related to share-based awards due to stock option exercise activity

Expected income tax rate for FY 2022 to range between 20% to 22%*

**FY 2022 tax rate expectations provided as of May 18, 2021*

TRANSCAT® Trust in every measure

Adjusted EBITDA* and Margin

($ in millions)

Q4 Consolidated



$5.6
+30%
$7.3
12.3%
15.0%
Q4 2020
Q4 2021

Q4 Service Segment



$3.9
$6.3
15.7%
21.7%
Q4 2020
Q4 2021

Q4 Distribution Segment



$1.7
$1.0
8.1%
5.2%
Q4 2020
Q4 2021

Full Year Consolidated



Service
Distribution
$18.4
+12%
$20.6
AM%
11.9%
9.2%
$11.1
$7.4
AM%
16.8%
4.9%
$17.1
$3.5
FY 2020
FY 2021

Q4 consolidated adjusted EBITDA of $7.3 million increased 30%; adjusted EBITDA margin up to 15.0%

Service segment Q4 adjusted EBITDA margin expanded 600 basis points to 21.7%

Full year Service segment adjusted EBITDA margin up to 16.8%

**See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.*

TRANSCAT® Trust in every measure

Record Cash Generation

($ in millions)

Note: Components may not add to totals due to rounding	Fiscal Year Ended March 27, 2021	Fiscal Year Ended March 28, 2020
Net cash provided by operations	$23.6	$11.7
Capital expenditures (CapEx)	(6.6)	(6.6)
Operating free cash flow (FCF)**	**$17.0**	**$ 5.1**

FY21 net cash provided by operations doubled to $23.6M

CapEx focused on technology infrastructure, organic growth opportunities and rental pool assets

Anticipated CapEx range for FY22 of $7.5 million to $8.5 million

** FY 2022 CapEx expectation provided on May 18, 2021*

*** In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

Balance Sheet Supports Growth Strategy

($ in millions)

CAPITALIZATION		
Note: Components may not add to totals due to rounding	March 27, 2021	March 28, 2020
Cash and cash equivalents	$ 0.6	$ 0.5
Total debt	19.6	30.3
Total net debt	**19.0**	**29.8**
Shareholders' equity	75.1	67.2
Total capitalization	**$ 94.6**	**$ 97.6**
Debt/total capitalization	20.7%	31.1%
Net debt/net total capitalization	20.2%	30.8%

Paid down $10.7M of debt during FY21

0.94x leverage ratio at year-end
(Total debt to TTM Adjusted EBITDA)*

$31.1M available from credit facility at year-end

In April 2021, acquired Upstate Metrology, a Rochester, NY-based calibration provider

- *~$1M in annual revenue*
- *Plan to leverage current infrastructure*

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Outlook*

Q1 FY 2022

Service segment: expect similar organic growth as the fourth quarter of fiscal 2021; improvement in gross margin, but not to the same degree experienced in fiscal 2021

Distribution segment: expect high double-digit revenue growth when compared with prior fiscal year Q1

Total operating expenses: expect to be similar to the fourth quarter of fiscal 2021

Mid to Long Term Outlook

- Strategy to capture opportunities in highly-regulated markets and new customer pipeline positions us well for continued strong organic growth
- Expect to continue to make technology investments in line with our strategic plan
- Acquisitions remain a key element of strategic growth plan and we expect to see increased level of opportunities

** Outlook provided as of May 18, 2021*

TRANSCAT® Trust in every measure

Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode:* ***13718348***
  Telephone replay available through **Wednesday, May 26, 2021**

- Webcast / Presentation / Replay available at
  www.transcat.com/investor-relations

- Transcript, when available, at www.transcat.com/investor-relations

Supplemental Information

TRANSCAT Trust in every measure

Adjusted EBITDA Reconciliation

($ in thousands)

	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021
Net Income	$ 4,522	$ 5,922	$ 7,145	$ 8,067	$ 7,791
+ Interest Expense	719	1,018	903	934	850
+ Other Expense / (Income)	51	60	91	186	241
+ Tax Provision	2,642	2,026	2,090	1,663	2,191
Operating Income	$ 7,934	$ 9,026	$ 10,229	$ 10,850	$ 11,073
+ Depreciation & Amortization	6,184	5,991	6,361	6,658	7,580
+ Restructuring Expense	-	-	-	-	650
+ Other (Expense) / Income	(51)	(60)	(91)	15	(241)
+ Noncash Stock Compensation	453	1,411	1,327	884	1,513
Adjusted EBITDA	**$ 14,520**	**$ 16,368**	**$ 17,826**	**$ 18,407**	**$ 20,575**

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Segment Adjusted EBITDA Reconciliation

($ in thousands)

	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021
Service Operating Income	$ 4,769	$ 5,158	$ 5,202	$ 5,672	$ 10,441
+Depreciation & Amortization	4,660	4,397	4,754	4,929	5,597
+Restructuring Expense	-	-	-	-	349
+Other (Expense) / Income	(55)	(61)	(69)	(20)	(162)
+Noncash Stock Compensation	217	706	702	470	835
Service Adjusted EBITDA	$ 9,591	$ 10,200	$ 10,589	$ 11,051	$ 17,060
Distribution Operating Income	$ 3,165	$ 3,868	$ 5,027	$ 5,178	$ 632
+Depreciation & Amortization	1,524	1,594	1,607	1,729	1,983
+Restructuring Expense	-	-	-	-	301
+Other (Expense) / Income	4	1	(22)	35	(79)
+Noncash Stock Compensation	236	705	625	414	678
Distribution Adjusted EBITDA	$ 4,929	$ 6,168	$ 7,237	$ 7,356	$ 3,515
Service	$ 9,591	$ 10,200	$ 10,589	$ 11,051	$ 17,060
Distribution	4,929	6,168	7,237	7,356	3,515
Total Adjusted EBITDA	**$ 14,520**	**$ 16,368**	**$ 17,826**	**$ 18,407**	**$ 20,575**

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.